Exhibit 10.2

Note: This is the general form used for an incentive stock option award under the 1997 Executive Stock Plan.

INCENTIVE STOCK OPTION AWARD

PURSUANT TO HUGHES SUPPLY, INC.

1997 EXECUTIVE STOCK PLAN

THIS AWARD is made as of the Grant Date by HUGHES SUPPLY, INC. (the “Company”) to «PARTICIPANT» (the “Optionee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee an incentive stock option (the “Option”) pursuant to the Plan, as described below, to purchase the Option Shares. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

A.	Grant Date: [DATE].

B.	Type of Option: Incentive Stock Option.

C.	Plan: Hughes Supply, Inc. 1997 Executive Stock Plan.

D.	Option Shares: All or any part of [NUMBER] shares of the Company’s common stock, $1.00 par value per share (“Common Stock”).

E.	Exercise Price: $[PRICE] per share of Common Stock. The Exercise Price is the Fair Market Value, determined pursuant to the Plan, of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised as to all or any portion of the vested Option Shares during the Option Period, which commences on the Grant Date and ends generally on the earliest of (a) the tenth (10th) anniversary of the Grant Date; (b) expiration of three (3) months after the date the Optionee experiences a termination of employment for any reason other than due to death or Disability; or (c) one (1) year following the date of the Optionee’s death or Disability. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: [SCHEDULE]

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

HUGHES SUPPLY, INC.

By:
Thomas Morgan, President

TERMS AND CONDITIONS

TO THE

INCENTIVE STOCK OPTION AWARD

HUGHES SUPPLY, INC.

1997 EXECUTIVE STOCK PLAN

1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Plan:

(a) The Option may be exercised with respect to all or any portion of the Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and (ii) payment to the Company of the Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b); and, if applicable, (iii) payment, in accordance with Section 5, of the withholding liability arising from the exercise. Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any applicable withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

(b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in one of the following manners:

(i) by cash or certified check;

(ii) by delivery to the Company of a number of shares of Common Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Optionee intends to purchase upon the exercise of the Option on the date of delivery;

(iii) by receipt of the purchase price in cash from a proper broker, dealer or other creditor following delivery of instructions by the Participant to the Board of Directors regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; or

(iv) any combination thereof.

2. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

3. Restriction on Transfer of Option and of Option Shares. Except to the extent the Committee deems permissible under Section 422(b) of the Internal Revenue Code of 1986, as amended and Rule 16b–3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and consistent with the best interests of the Company, the Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

4. Incentive Stock Option Status. In the event the aggregate Fair Market Value (determined as of the applicable option grant date) of shares of Common Stock subject to options (under all plans of the Company and its Subsidiaries) that first become exercisable in favor of the Optionee during any calendar year by an amount that exceeds $100,000, then such options in excess of the limitation shall not be incentive stock options. To the extent such options include this Option, that portion of the Option that does not constitute an incentive stock option shall be treated as a nonqualified stock option and shall be subject to the remaining provisions of this Award and its related Terms and Conditions and any applicable provisions contained within the Plan.

5. Withholding. In the event the Option or any portion thereof shall be treated as a non-qualified stock option, the Optionee must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash, (ii) by electing, irrevocably and in writing in substantially the form attached hereto as Exhibit 2 (a “Withholding Election”), to have the actual number of shares of Common Stock issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iii) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

(a) the Withholding Election is made by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form of Exhibit 2 attached hereto;

(b) the Withholding Election is delivered to the Company sufficiently in advance of the date on which the amount of tax required to be withhold is determined (the “Tax Date”) as the Committee under the Plan (the “Committee”) determines is necessary or appropriate to satisfy the conditions of the exemptions provided under Rule 16b-3 promulgated under the 1934 Act;

(c) any Withholding Election is irrevocably given in a manner that satisfies the requirements of the exemption provided under Rule 16b-3 promulgated under the 1934 Act; and

(d) if the Optionee is considered by the Committee not to be subject to Section 16 of the 1934 Act, the Withholding Election is made no later than the Tax Date.

Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election.

6. Changes in Capitalization.

(a) The number of shares of Common Stock reserved for issuance upon the exercise of the Option and the Exercise Price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or a combination of shares or the payment of an ordinary stock dividend in shares of such Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of such Common Stock outstanding effected without receipt of consideration by the Company to the extent that Optionee’s proportionate interest shall be maintained as before the occurrence of the event.

(b) In the event of a merger, consolidation, extraordinary dividend, reorganization or other change in the capital structure of the Company or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to the Option and take such other actions as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer; provided, however that if the Company shall not be the surviving entity as a result of any such event and the parties to that transaction do not provide for the substitution of the Option with option rights in the surviving entity, then the Committee may cash-out the Option based upon the Fair Market Value of the Common Stock determined as of any date within thirty (30) days immediately prior to the transaction.

(c) The existence of the Plan and the Option granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section 6 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise be subject to the Option.

7. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

8. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

9. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Florida.

10. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.

11. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

12. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13. Entire Agreement. Subject to the terms and conditions of the Plan which is incorporated herein by reference, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

14. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

15. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

16. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

17. Arbitration. Any controversy or claim arising out of or relating to this Option shall be settled by arbitration in accordance with the commercial Arbitration rules of the American Arbitration Association. The arbitration shall take place in Orlando, Florida. Each party to this Award may select on neutral arbitrator. The selected arbitrators shall in turn appoint a third neutral arbitrator, and the three so chosen shall comprise the arbitration panel. The decision of the arbitration panel shall be final and binding on the parties, and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction thereof.

18. No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment with the Company or any affiliate.

EXHIBIT 1

NOTICE OF EXERCISE OF

INCENTIVE STOCK OPTION TO PURCHASE

COMMON STOCK OF

HUGHES SUPPLY, INC.

Name

Address

Date

Hughes Supply, Inc.

20 North Orange Avenue

Suite 200

Orlando, Florida 32801

Attention:	General Counsel

Re:	Exercise of Incentive Stock Option

Gentlemen:

Subject to acceptance hereof by Hughes Supply, Inc. (the “Company”) pursuant to the provisions of the Hughes Supply, Inc. 1997 Executive Stock Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase «SHARES» shares of common stock of the Company (“Common Stock”) under the Incentive Stock Option Award (the “Award”) dated as of [DATE]. The purchase shall take place as of                     ,      (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

☐	by delivery of cash or a certified check for $ for the full purchase price payable to the order of Hughes Supply, Inc.

☐	by delivery of cash or a certified check for $ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

☐	by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

Exhibit 1 - Page 1 of 4

☐	by delivery of the purchase price by , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

To the extent applicable, the required federal, state and local income tax withholding obligations or the exercise of the Award shall also be paid in cash or by certified check on or before the Exercise Date, or will be satisfied in the manner provided in the Withholding Election previously tendered or (if I am no longer a Section 16(b) reporting person) to be tendered to the Company no later than the indicated date of purchase.

I understand that I must have obtained the consent of the Committee before I may select any payment option other than the first choice provided above.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with

Exhibit 1 - Page 2 of 4

the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

Exhibit 1 - Page 3 of 4

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.

Very truly yours,

AGREED TO AND ACCEPTED:

HUGHES SUPPLY, INC.

By:

Title:

Number of Shares
Exercised:

Number of Shares Remaining:	Date:

Exhibit 1 - Page 4 of 4

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION

HUGHES SUPPLY, INC.

1997 EXECUTIVE STOCK PLAN

TO:	Hughes Supply, Inc. Attn: Chief Financial Officer

FROM:	«PARTICIPANT»

RE:	Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable):

☐	the original recipient of the Option.

☐	the legal representative of the estate of the original recipient of the Option.

☐	a legatee of the original recipient of the Option.

☐	the legal guardian of the original recipient of the Option.

(3)	The Option pursuant to which this election relates was issued under the Hughes Supply 1997 Executive Stock Plan (the “Plan”) in the name of «PARTICIPANT» for the purchase of a total of «SHARES» shares of Common Stock. This election relates to shares of Common Stock issuable upon exercise of the Option (the “Common Stock”), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option with respect to the Common Stock, I hereby elect to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.

The shares to be withheld shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

Exhibit 2 - Page 1 of 2

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me (except in a manner that satisfies the requirements of the exemption provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934).

(7)	I further understand that the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(8)	The plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

Name (Printed)

Street Address

City, State, Zip Code

Exhibit 2 - Page 2 of 2